UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2007

Airbee Wireless, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50918	46-0500345
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9400 Key West Avenue, Rockville, Maryland		20850
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-517-1860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Airbee Wireless announced on June 7, 2007 the appointment of Charles Gunderson as Chief Operating Officer. He assumes this role from E. Eugene Sharer who remains as President, Interim CFO, Secretary and Director. Mr. Gunderson will be responsible for all day-to-day operations of the company. Mr. Gunderson brings more than 25 years experience to this position. During his career, he has held positions of vice president, general manager, and other senior management positions at several leading high-tech firms.

Mr. Gunderson's previous positions includes Vice President, Operations at Drivecam; General Manager of Maxima; Vice President, Marketing at ICS Advent; Director, Product Mangement at Epson and Principal Engineer at Calcomp.

Mr. Gunderson is a member of the American Society of Mechanical Engineers, the National Society of Professional Engineers, the Society of Automotive Engineers, and IEEE. He holds several patents, and is an accomplished aviator. He holds an Airline Transport Pilot certificate, and is a certified flight instructor in several instructor categories.

Mr. Gunderson holds a Bachelor of Science Degree from Oregon State University in Mechanical Engineering. He holds a Professional Engineering license and an MBA from the Wharton School of Business at the University of Pennsylvania.

The Gunderson Employment Agreement is attached as Exhibit 1 and the press release announcing the appointment is attached as Exhibit 2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airbee Wireless, Inc.

June 13, 2007	By:	E. Eugene Sharer

Name: E. Eugene Sharer
Title: President

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Exhibit Index

Exhibit No.	Description

1	Gunderson Employment Agreement
2	Gunderson Press Release